77B Accountant's Report on Internal Control

                        Report of Independent Accountants


To the Board of Directors and Shareholders of Columbia Growth Fund, Inc.

In planning and performing our audit of the financial statements of Columbia Growth Fund, Inc. (the "Fund") for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Portland, OR
February 19, 2003


77C  Matters submitted to a vote of security holders

Columbia Growth Fund

On July 31, 2002, a Special Meeting of Shareholders of Columbia Special Fund was held to conduct a vote for and against the approval of the Items listed on the Proxy Statement for said meeting. The votes cast at the Meeting were as follows:

------------------------------------- ------------------- ---------------------- -----------------------
Proposal 1.
Election of Directors:
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
                                                             % of Shares to
Elect J. Jerry Inskeep, Jr. to the                          Total Outstanding     % of Shares to Total
Funds' Board of Directors::                 Shares               Shares               Shares Voted
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    20,652,539.079           51.415%                93.794%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                1,366,612.013            3.402%                  6.206%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                      -                     -                      -
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
Elect James C. George to the Funds'
Board of Directors
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    20,630,312.322           51.360%                93.693%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                1,388,838.770            3.458%                  6.307
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                      -                     -                      -
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
Elect Patrick J. Simpson to the
Funds' Board of Directors
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    20,595,486.965           51.273%                93.534%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                1,423,664.127            3.544%                  6.466%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                      -                     -                      -
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
Elect Richard L. Woolworth to the
Funds' Board of Directors
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    20,583,660.521           51.244%                93.481%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                1,435,490.571            3.574%                  6.519%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                      -                     -                      -
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
Elect Charles R. Nelson to the
Funds' Board of Directors
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    20,562,412.843           51.191%                93.384%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                1,456,738.249            3.627%                  6.616%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                      -                     -                      -
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
Proposal 2.
Amend Articles of Incorporation:
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    16,554,376.853           41.213%                75.182%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                2,952,063.946            7.349%                 13.407%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                1,471,986.293            3.665%                  6.685%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
Proposal 3.
Update    and    amend    investment
restrictions
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
To modify the investment
restriction regarding securities
lending:
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    16,758,628.224           41.721%                76.109%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                2,641,918.080            6.577%                 11.998%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                1,577,880.788            3.928%                  7.166%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
To modify and reclassify the
investment restriction regarding
investments
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    16,468,951.053           41.000%                74.794%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                2,948,526.995            7.340%                 13.391%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                1,560,949.044            3.886%                  7.089%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
To eliminate the investment restriction regarding the purchase of securities:
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    16,861,116.295           41.976%                76.575%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                2,742,273.993            6.827%                 12.454%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                1,375,036.804            3.423%                  6.245%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
To eliminate the investment
restriction:
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    16,080,771.093           40.034%                73.031%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                3,527,050.974            8.781%                 16.018%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                1,370,605.025            3.412%                  6.225%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
Proposal 4.
Ratify the selection of
PricewaterhouseCoopers LLP as
independent accountant
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 For                                    19,737,141.673           49.136%                89.636%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Against                                 995,075.555             2.477%                  4.519%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------
 Abstain                                1,286,933.864            3.204%                  5.845%
------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------
------------------------------------- ------------------- ---------------------- -----------------------

------------------------------------- ------------------- ---------------------- -----------------------


77I  Terms of new or amended securities

Columbia Growth Fund

Rule 18f-3 Plan is filed with Post Effective Amendment Number 1 for the Fund's Registration Statement on Form N-14, filed August 22, 2002, and is herein incorporated by reference to accession number 0000950135-02-003875.

See Exhibit 77Q1-a for a copy of Articles of Amendment to Registrant's Articles of Incorporation.



77M Mergers

Columbia Growth Fund

On October 18, 2002, the shareholders of Galaxy Large Cap Growth Fund (Fund) approved an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Fund to, and the assumption of all of the liabilities of the Fund by, Columbia Growth Fund, in exchange for shares of the Columbia Growth Fund, Inc. and the distribution of such shares to the shareholders of the Fund in complete liquidation of the Fund. The Board of Directors for the Registrant approved the merger on July 31, 2002.

Effective December 9, 2002, Galaxy Large Cap Growth Fund merged into Columbia Growth Fund.

(Agreement and Plan of Reorganization as Appendix A within the Fund's proxy statement dated August 8, 2002, herein incorporated by reference to Accession number 0000950135-02-003291)





Exhibit 77Q1-a  Copy Articles of Amendment



                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           COLUMBIA GROWTH FUND, INC.

                                    ARTICLE I

         The name of the Corporation is Columbia Growth Fund, Inc.

                                   ARTICLE II

         The purposes for which the Corporation is organized are:

         A. To conduct and carry on the business of an open-end investment company of the management type under the Investment Company Act of 1940; and

         B. To engage in any other lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                   ARTICLE III

         A. The Corporation is authorized to issue 1,000,000,000 shares of Common Stock.

         B. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder (the "1940 Act"), and the provisions of this Article, to provide for the issuance of shares of Common Stock in classes, to establish from time to time the number of shares to be included in each class, including increases in the authorized number of shares of that class pursuant to Section 60.434(6) of the Act, and to determine the designations, relative rights, preferences and limitations of the shares of each class. Without limiting the foregoing, the shares of each class may be subject to charges and expenses (including by way of example, but not by way of limitation, redemption fees or fees for administration plans, service plans, or other plans or arrangements, however designated), which charges and expenses may differ from those applicable to another class, and all of the charges and expenses to which a class is subject shall be borne by that class and shall be appropriately reflected, in the manner determined by the Board of Directors, in determining the net asset value of, the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of the class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that shares of any class shall be convertible (automatically, optionally or otherwise) into shares of one or more other classes in accordance with the requirements and procedures established by the Board of Directors.

         C. Holders of Common Stock shall have the following rights (unless provided otherwise by the Board of Directors with respect to any class at the time it is established and designated):

                  (1) Voting. On each matter submitted to a vote of the shareholders, each holder of shares of Common Stock shall be entitled to one vote for each share held, irrespective of the class, and all shares of all classes shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class is required by the Act or by the 1940 Act, such requirement as to a separate vote by that class shall apply in lieu of Single Class Voting; (b) if the separate vote requirement referred to in clause (a) above applies with respect to one or more classes, then, subject to clause (c) below, the shares of all other classes shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

                  (2) Dividends and Distributions.

                           (a) The holders of each class of Common Stock shall
be entitled to dividends if, as
and when authorized by the Board of Directors.

                           (b) No dividend, distribution, subdivision,
combination or reclassification of any
class of Common Stock shall occur unless a like dividend, distribution, subdivision, combination or reclassification is made with respect to all other classes of Common Stock then outstanding; provided that any charges and expenses that apply to one or more classes shall be reflected in the amount of dividends or distributions made to those classes.

                  (3) Liquidation. On dissolution and liquidation of the Corporation, whether voluntary or involuntary, the holders of each class of Common Stock shall be entitled to receive, pro rata, any remaining assets of the Corporation; provided that any charges and expenses that apply to one or more classes shall be reflected in the amount of distributions made to those classes.

         D. There is hereby established a class of shares of Common Stock of the Corporation, designated "Class Z Common Stock," to consist of 400,000,000 shares of Common Stock. Upon filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Oregon, each share of Common Stock then outstanding shall become one fully paid and nonassessable share of Class Z Common Stock. Prior to the issuance by the Corporation of any shares of a class of Common Stock other than Class Z Common Stock, any reference by the Corporation or its officers, directors, employees or agents to "Common Stock" shall be deemed a reference to Class Z Common Stock. Each share of Class Z Common Stock shall automatically convert into one share of Common Stock of a new class of Common Stock (the "New Class") upon the effective date of articles of amendment with respect to the New Class filed pursuant to Section 60.134 of the Act or any successor provision, provided that the (i) articles of amendment regarding the New Class provide for such conversion and (ii) designations, relative rights, preferences and limitations of the New Class are identical to those of the Class Z Common Stock except for its name and except that the provisions of this sentence may, but need not, be eliminated.

                                   ARTICLE IV

         A. Except as otherwise provided in this Article, a shareholder may require the Corporation to redeem all or any part of shares of the Corporation upon deposit of the shares for redemption, in the manner and in accordance with the conditions prescribed by the Board of Directors. Shares deposited for redemption shall be redeemed by the Corporation at the redemption price for the shares as determined in the manner set out in this Article.

         B. The redemption price per share shall be the net asset value per share of that class, as determined by or under the direction of the Board of Directors, less the redemption fee or other charge, if any, fixed by the Board of Directors in accordance with the 1940 Act. The net asset value per share shall be determined on all days on which the New York Stock Exchange is open for business and at such other time or times as the Board of Directors designates, unless such determination is suspended.

         C. Net asset value per share of a class shall be determined by dividing the value of the net assets of that class (the value of the securities and other assets attributable to that class less the liabilities attributable to that class) by the total number of shares of that class outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the 1940 Act.

         D. The Board of Directors may suspend the determination of net asset value for all or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which (a) the disposal by the Corporation of investments owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Corporation fairly to determine the value of its assets, or (iv) as the federal Securities and Exchange Commission or any successor governmental authority may by order permit for the protection of shareholders of the Corporation. Whenever the Board of Directors, by declaration or resolution, has suspended the determination of net asset value pursuant to this Article, the right of any shareholder to require the Corporation to redeem shares shall be likewise suspended, despite deposit before suspension. When a suspension is in effect, any shareholder may withdraw certificates from deposit or may leave them on deposit, in which case the redemption price shall be the net asset value next determined after the suspension is terminated.

         E. In determining for the purposes of this Article the total value of the assets of the Corporation, investments and any other assets of the Corporation shall be valued in the manner determined from time to time by the Board of Directors.

         F. The right of any holder of shares redeemed by the Corporation to receive dividends or distributions thereon and all other rights of such holder with respect to such shares shall terminate when the redemption price of the shares is determined, except for the right of the holder to receive (i) the redemption price of the shares from the Corporation in accordance with the provisions hereof and (ii) any dividend or distribution to which the holder had previously become entitled as the record holder of shares on the record date for the dividend or distribution.

         G. Payment of the redemption price by the Corporation may be made either in cash or in securities or other assets at the time owned by the Corporation, or partly in cash and partly in securities or other assets at the time owned by the Corporation. Any payment to be made in securities or other assets of the Corporation shall be the value used in determining the redemption price.

         H. The obligation of the Corporation to redeem its shares hereunder is conditional upon the ability of the Corporation to comply with the provisions of the Act relating to distributions to shareholders by means of share redemptions. The right to redeem shall terminate upon adoption of a plan of liquidation or dissolution of the Corporation by the Board of Directors.

         I. The Corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon the terms and conditions and for the consideration as the Board of Directors deems advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the Board of Directors at the time or times as the Board of Directors designates, and the Corporation may take all other steps deemed necessary or advisable in connection therewith.

         J. The Corporation, pursuant to resolution of the Board of Directors, may cause the redemption, upon the terms set forth in the resolution and in this Article, of shares owned by shareholders whose shares have an aggregate net asset value of $500 or less. Notwithstanding any other provision of this Article, if certificates representing such shares have been issued, the redemption price need not be paid by the Corporation until the certificates are presented in proper form for transfer to the Corporation or the agent of the Corporation appointed for that purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

         K. The Board of Directors may delegate any of its powers and duties under this Article with respect to appraisal of assets and liabilities and determination of net asset value or with respect to suspension of the determination of net asset value to an officer of the Corporation, the custodian or depository of the Corporation's assets, or to the investment adviser of the Corporation.

         L. The obligations set forth in this Article may be suspended or postponed as permitted pursuant to the 1940 Act.

         M. Except as provided in the next sentence of this Article IV.M, shares of any class hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued shares of that class. Upon the redemption, exchange, or other acquisition by the Corporation of all outstanding shares of any class hereafter issued, all shares of that class shall return to the status of authorized and unissued shares without designation as to class, and all provisions of these Articles relating to that class shall cease to be of further effect and shall cease to be a part of these Articles.

                                    ARTICLE V

         Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to: the amount and allocation of the assets, liabilities, income, expense, gain, or loss of the Corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration, or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created, shall have been paid or discharged, or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Corporation; the amortized or market value of any investment or fair value of any other asset of the Corporation; the fair market value of assets accepted as consideration for shares; the number of shares of the Corporation outstanding; the estimated expense to the Corporation in connection with purchases of its shares; the ability to liquidate investments in an orderly fashion; the extent to which it is practicable to deliver a cross-section of the securities held in any portfolio of the Corporation in payment for any shares pertaining to that portfolio; or any other matters relating to the issue, sale, purchase, or other acquisition or disposition of investments or shares of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present, and future; and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as set forth above.

                                   ARTICLE VI

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Act or the 1940 Act. No amendment to the Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                   ARTICLE VII

         The Corporation shall indemnify to the fullest extent not prohibited by law, including the Act and the 1940 Act, any current or former director who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or other (including an action, suit, or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents, and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders, or other document or arrangement.

                                  ARTICLE VIII

         The Corporation shall not be required to hold an annual meeting of shareholders.

                            CERTIFICATE ACCOMPANYING
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           COLUMBIA GROWTH FUND, INC.


1.       The name of the corporation is Columbia Growth Fund, Inc. (the
         "Company").

2. The Amended and Restated Articles of Incorporation were adopted by the board of directors of the Company on May 10, 2002.

3. The Amended and Restated Articles of Incorporation of the Company attached hereto contain amendments to the Articles of Incorporation requiring shareholder approval. The amendments were submitted to the shareholders of the Company for their approval on July 31, 2002. The results of the voting were as follows:

         Shares entitled to vote:      74,228,105.503     shares of common stock
         Shares voted in favor:        30,616,934.006     shares of common stock
         Shares voted against           0

DATED:   August ___, 2002

                                                     COLUMBIA GROWTH FUND,  INC.



                                                     By: _______________________
                                                            Jeff B. Curtis
                                                            President






Exhibit 77Q1-g  Copy of merger agreements

Columbia Growth Fund

Agreement and plan of reorganization is filed as Appendix A with the proxy statement of Galaxy Large Cap Growth Fund dated August 2, 2002, and is herein incorporated by reference to Accession number 0000950135-02-003291.

77Q3:

The Registrant's Chief Executive Officer and Chief Financial Officer, based on their evaluation of the Registrant's disclosure controls and procedures as of February 27, 2003, have concluded that such controls and procedures are adequately designed to ensure that information required to be disclosed by the Registrant in its reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to the Registrant's management, including the Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. There were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                 CERTIFICATIONS


                           Columbia Growth Fund, Inc.


I, Jeff B. Curtis, certify that:


1. I have reviewed this report on Form N-SAR of Columbia Growth Fund, Inc.;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: February 27, 2003                     /s/ Jeff B. Curtis

                                                Jeff B. Curtis, President





I, J. Kevin Connaughton, certify that:


1. I have reviewed this report on Form N-SAR of Columbia Growth Fund, Inc.;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: February 27, 2003                     /s/ J. Kevin Connaughton

                                                J. Kevin Connaughton, Treasurer